EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR


To the Board of Directors

Global Links Corp.

I hereby consent to the incorporation by reference in this Form S-8 Registration Statement of my report dated April 14, 2004, relating to the consolidated financial statements of Global Links Corp. for the year ended December 31, 2003, appearing in Global Links Corp.'s Form 10-KSB and to my inclusion as a named expert. My report included an explanatory paragraph indication that the Company may be unable to continue in existence.

July 27, 2004


/s/  William E. Costello
------------------------------
William E. Costello, CPA
Encino, California


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